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Exhibit 23.1

CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Mackie Designs Inc.:

        We consent to the incorporation by reference in the registration statement (No. 33-98720) on Form S-8 of Mackie Designs Inc. of our report dated March 31, 2003, relating to the consolidated balance sheets of Mackie Designs Inc. as of December 31, 2002 and 2001 and the related consolidated statements of operations, cash flows and shareholders' equity and comprehensive income (loss) for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Mackie Designs Inc.

        Our report on the consolidated financial statements refers to the adoption of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002.

KPMG LLP

Seattle, Washington
April 15, 2003

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Exhibit 23.1
CONSENT OF KPMG LLP, INDEPENDENT AUDITORS